Exhibit 10.87

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/ Coll	Account	Officer	Initials
$5,000,000.00	02-10-2020	02-10-2021			8100 ******	403

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Lodging Fund REIT III OP, LP	Lender:	Western State Bank
	1635 43rd Street South, Suite 205		West Fargo
	Fargo, ND 58103		P.O. Box 617
755 13th Ave E
West Fargo, ND 58078

Principal Amount: $5,000,000.00	Date of Agreement: January 19, 2021

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note number 4012114 dated February 10, 2020 in the original amount of $5 ,000,000.00 (Revolving Line of Credit) with a current principal balance of $0 .00.

DESCRIPTION OF CHANGE IN TERMS.

1. CHANGE OF MATURITY DATE. Extend the maturity date of the above listed Promissory Note from February 10. 2021 to May 10, 2021, at which time all outstanding principal plus all accrued unpaid interest will be due.

2. PAYMENT SCHEDULE. Borrower will continue to pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 10, 2021, with all subsequent interest payments to be due on the same day of each month after that.

3. CONDITIONS PRECEDENT. As a Condition Precedent to the effectiveness of this Change in Terms Agreement, Borrower agrees to pay lender a processing fee of $150.00 and modification recording fee of $102.00..

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

LODGING FUND REIT III OP, LP

LODGING FUND REIT III, INC., General Partner of Lodging Fund REIT III OP, LP

By:/s/ Corey R. Maple

Corey R. Maple, Chief Executive Officer of Lodging Fund REIT III, Inc.

/s/ Corey R. Maple

Corey R. Maple

LODGING FUND REIT III, INC.

By:/s/ Corey R. Maple

Corey R. Maple, Chief Executive Officer of Lodging

Fund REIT III, Inc.

LENDER:

WESTERN STATE BANK

/s/ Ryan Rued

Ryan Rued, VP/Business Banking Officer